UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2012

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Stephen Shank, the founder of Capella Education Company (the “Company”) and a member of its board of directors, has entered into a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Under the trading plan, beginning in April 2012, Mr. Shank will sell up to 500,000 shares of the Company’s common stock, depending on market and other conditions. Mr. Shank has informed the Company he plans to sell the shares for tax and estate planning purposes. Giving effect to the proposed transaction, Mr. Shank will remain the Company’s largest individual shareholder.

Rule 10b5-1 allows corporate executives to adopt prearranged trading plans when they are not in possession of material, non-public information. Under these plans, corporate securities may be bought and sold under specified conditions over an extended period of time. The 10b5-1 rule allows individuals to gradually alter or diversify their portfolios while avoiding concerns the transactions are occurring as a result of insider information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: March 15, 2012	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President, General Counsel and Secretary